UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2006

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, the Compensation and Management Development Committee of the Board of Directors (the "Committee") of Conexant Systems, Inc. (the "Company") took the following actions:

(1) authorized a bonus payment from the 2006 Peak Performance Incentive Plan, an annual broad-based employee bonus program which includes both employees and the Company’s named executive officers, Messrs. Dwight W. Decker, Lewis C. Brewster, J. Scott Blouin and Dennis E. O'Reilly (the "Named Executive Officers");
(2) adopted the 2007 Peak Performance Incentive Plan;
(3) granted a performance share award to Lewis C. Brewster, the Company’s Chief Operating Officer and General Manager of the Broadband Media Processing business unit, and offered Mr. Brewster a relocation package to allow him to relocate to San Diego, California to manage the Company's Broadband Media Processing business unit;
(4) vested the performance share award granted to Dwight W. Decker, the Company's Chairman and Chief Executive Officer, for fiscal 2006 performance; and
(5) granted a performance share award to Mr. Decker for fiscal 2007.

2006 Peak Performance Incentive Plan Payout

On November 2, 2005, the Committee adopted the 2006 Peak Performance Incentive Plan (the "2006 Plan"), an annual broad-based employee cash bonus program, for the fiscal year ended September 29, 2006. All Named Executive Officers and employees worldwide are eligible to participate in the 2006 Plan, except for employees who are covered by the Company’s Sales Incentive Plan or employees that are subject to a separate bonus plan (such as for a specific geographic location or line or business). Each eligible employee, including the Named Executive Officers, was eligible to receive an annual bonus award based upon the employee’s bonus target, the employee’s performance during fiscal 2006, and the size of an incentive pool that the Committee approves for the payment of bonus awards for fiscal 2006 performance. For fiscal 2006, the financial measure that was the main determinant of the size of the incentive pool (i.e., an amount available for bonus payments under the 2006 Plan) was the achievement of certain levels of core operating profit. At the end of fiscal 2006, the Committee, in its sole discretion, approved payments of bonus awards to eligible participants, including the Named Executive Officers, which in total represented approximately 30% of target level bonuses. However, individual awards may be increased or decreased in the Committee's discretion from the target levels, based on individual performance. The bonus awards for Messrs. Decker, Brewster, Blouin and O’Reilly will be $300,000 $125,000, $75,000 and $50,000, respectively. The payment of the bonus awards to the Named Executive Officers will be made at the same time bonus awards are paid to all other eligible employees under the 2006 Plan.

2007 Peak Performance Incentive Plan

On November 15, 2006, the Committee adopted the 2007 Peak Performance Incentive Plan (the "2007 Plan"), an annual broad-based employee bonus program, for the fiscal year ending September 28, 2007. The 2007 Plan has substantially the same design as the 2006 Plan. All Named Executive Officers and employees worldwide are eligible to participate in the 2007 Plan except for employees who are covered by the Company’s Sales Incentive Plan or employees that are subject to a separate bonus plan (such as for a specific geographic location or line or business). Each eligible employee, including the Named Executive Officers, is eligible to receive an annual bonus award based upon the employee’s bonus target, the employee’s performance during fiscal 2007, and the size of an incentive pool that the Committee approves for the payment of bonuses for fiscal 2007 performance. For fiscal 2007, the financial measure that will be the main determinant of the size of the incentive pool (i.e., the amount available for bonus payments under the 2007 Plan), if any, will be the achievement of certain levels of core operating profit. At the end of fiscal 2007, the Committee, in its sole discretion, may modify the size of the incentive pool, which may be larger or smaller than the amount determined solely by reference to the core operating profit performance measure. In exercising its discretion to determine the size of the incentive pool amount, if any, the Committee will consider all circumstances then existing that it deems relevant, including, but not limited to, the achievement of the certain fiscal 2007 core operating profit goals, market conditions, forecasts and anticipated expenses to be incurred or payable during fiscal 2007. The Committee, in its sole discretion, may increase or decrease individual awards from the target levels, based on individual performance.

The above description of certain terms and conditions of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

COO Performance Share Award and Relocation Package

On November 15, 2006, the Committee awarded Lewis C. Brewster, the Company’s Chief Operating Officer and General Manager of the Broadband Media Processing business unit, a performance share award (the "COO Performance Share Award") pursuant to the Company’s 2001 Performance Share Plan covering 200,000 shares of Company common stock. The COO Performance Share Award is an incentive award designed to promote the performance of the Company's Broadband Media Processing business unit. The Committee also established the criteria that will be used to determine the vesting for the COO Performance Share Award. The COO Performance Share Award may vest, in whole or in part, based upon achievement of certain levels of Broadband Media Processing revenue during 2007 and 2008.

The Committee also approved a relocation package for Mr. Brewster which would allow him to relocate to San Diego, California to manage the Company's Broadband Media Processing business unit located in San Diego. The relocation package allows for a monthly reimbursement of up to $5,500 per month (after gross-up) for all expenses related to his relocation to San Diego. In addition, a one-time payment of $30,000 (before taxes) will be made to Mr. Brewster in calendar year 2006 to cover all other incidental moving-related expenses. The duration and terms of this relocation arrangement is in the discretion of the Committee.

CEO 2006 Performance Share Award

On February 22, 2006, the Committee awarded Dwight W. Decker, the Company's Chairman of the Board and Chief Executive Officer, a performance share award covering 275,000 shares of Company common stock (the "CEO 2006 Performance Share Award"). The CEO 2006 Performance Share Award was an incentive award designed to promote the Company’s completion of Phase III of the Company's three-phase recovery strategy and, in addition, as a retention award for Mr. Decker to ensure stability and continuity of the CEO position while the Company worked towards its recovery goal and positioned itself for sustainable long-term growth.

On November 15, 2006, the Committee determined that, based upon its assessment of Mr. Decker’s performance during fiscal 2006, the CEO 2006 Performance Share Award would vest as of November 15, 2006 and the value of the award will be delivered to Mr. Decker in the form of shares of Company common stock (net of applicable taxes). The Committee considered a number of factors in assessing Mr. Decker’s performance, including, but not limited to, achievement and progress in the areas of strategic planning, financial results, reduction of operating expenses, leadership and investor relations. Mr. Decker was also recognized for successfully completing Phase III of the Company's three-phase recovery strategy as measured by achievement of 10% core operating profit, as well as improving gross margins and making major progress against the Company's financial restructuring goals.

CEO 2007 Performance Share Award

On November 15, 2006, the Committee awarded Mr. Decker a performance share award (the "CEO 2007 Performance Share Award") pursuant to the Company’s 2001 Performance Share Plan covering 500,000 shares of Company common stock. The CEO 2007 Performance Share Award is an incentive award designed to promote a shift of the Company’s strategy from the recovery-based focus of fiscal 2005 and 2006 towards the key objective of sustainable longer term growth.

The Committee also established the criteria that will be used to determine the vesting for the CEO 2007 Performance Share Award. The CEO 2007 Performance Share Award will vest at the sole discretion of the Committee based upon its assessment of Mr. Decker’s performance for fiscal 2007. The Committee will consider a number of factors in assessing Mr. Decker’s performance, including, but not limited to, achievement and progress in the areas of strategic planning, financial results, succession planning, leadership and investor relations.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 The Company's 2007 Peak Performance Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

November 17, 2006	By:	Dennis E. O'Reilly

Name: Dennis E. O'Reilly
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	The Company's 2007 Peak Performance Incentive Plan